May 17, 2013

U.S. Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Re:	Cambria ETF Trust
Cambria Global Income and Currency Strategies ETF, Cambria Shareholder Yield ETF, Cambria Foreign Shareholder Yield ETF and Cambria Emerging Shareholder Yield ETF
File Nos. 333-180879; 811-22704
Post-Effective Amendment No. 1

Ladies and Gentlemen:

We have acted as counsel to Cambria ETF Trust (the “Trust”) in connection with the preparation of Post-Effective Amendment No. 1 to the Trust’s Registration Statement on Form N-1A (the “Amendment”), and we have reviewed a copy of the Amendment being filed with the Securities and Exchange Commission.

Pursuant to paragraph (b)(4) of Rule 485 under the Securities Act of 1933, as amended, we represent that, based on our review of the Amendment, the Amendment does not contain disclosures that would render it ineligible to become effective pursuant to paragraph (b) of Rule 485.

Very truly yours,

/s/ K&L Gates LLP

K&L Gates LLP

cc:	Eric W. Richardson
Cambria Investment Management, L.P.